[GRAPHIC OMITTED]

January 26, 2005

Adam Berman, Vice President
Law Debenture Trust Company of New York
767 Third Ave - 31st Floor
New York, NY 10017
Attention: Corporate Trust Services



Dear Mr. Berman:

The Hartford Life Global Funding program (the "Program") is a program for the issuance to the public from time to time, of one or more series of notes (each a Series of "Notes") by newly created statutory trusts organized under the laws of the State of Delaware (each a "Trust"). A separate Trust will be formed for the issuance of each series of Notes, pursuant to a trust agreement, between Wilmington Trust Company, as Delaware trustee (the "Delaware Trustee") and Amacar Pacific Corporation, as administrator and Beneficial Holder (the "Trust Agreement"). In conjunction with certain Trusts, the Trust may enter into a separate indenture (each an "Indenture") with Law Debenture Trust Company of New York ("Law Debenture") as indenture trustee.

In all such Instances, each series of Notes are secured solely by assets held by the relevant Trust. The proceeds from the sale of each series of Notes are to be used to purchase a Funding Agreement issued to the relevant Trust by Hartford Life Insurance Company, a Connecticut stock life insurance company ("Hartford Life"). Each Trust shall be administered pursuant to an administrative services agreement between the Delaware Trustee and Amacar Pacific Corporation, as administrator (the "Administrator"), dated August 19, 2004, whereby the Administrator has agreed to provide certain services of the Trust.

In consideration of Law Debenture providing trustee services in connection with one or more Trusts established under the Program and pursuant to the Program documents, as applicable to Trusts with respect to which Law Debenture serves as indenture trustee, Hartford Life hereby agrees to the following compensation arrangements and terms of indemnity.

         1. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "EXCLUDED AMOUNTS" means (i) any obligation of a Trust to make any payment to any Holder in accordance with the terms of an Indenture or the Notes,
(ii) any obligation or expense of a Trust to the extent that such obligation or expense has actually been paid utilizing funds available to such Trust from payments under a Funding Agreement, (iii) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever imposed on Law Debenture that results from the bad faith or negligence of Law Debenture, (iv) any costs and expenses attributable solely to Law Debenture's administrative overhead, (v) any tax imposed on fees paid to Law Debenture, (vi) any withholding taxes imposed on or with respect of payments with respect to the Notes made under any Funding Agreement, an Indenture or any Note and (vii) any Additional Amounts paid to any Holder.

         "FEES" means the fees as set forth in the fee schedule attached hereto as EXHIBIT A, as revised from time to time in accordance herewith, or in any separate fee agreement between Hartford Life and Law Debenture.

         "INDEMNIFIED PERSON" means any person entitled to indemnity payments pursuant to Section 5.

         "OBLIGATION" means any and all Reasonable Costs and Expenses incurred, relating to the offering, sale and issuance of the Notes by a Trust and the administration of the Program documents, including (i) the reasonable fees and expenses of counsel, and (ii) costs and expenses of a Trust; provided that Obligations do not include Excluded Amounts or Fees and further provided that the parties acknowledge that Law Debenture is not obligated to pay the cost or expenses of any Trust.

         "REASONABLE COSTS AND EXPENSES" are limited to (i) all reasonable expenses actually and reasonably incurred by Law Debenture that either do not exceed the indicated amounts listed in EXHIBIT B or have been approved in writing in advance by an officer of Hartford Life including the reasonable legal expenses incurred in connection with proposed amendments to an Indenture, related documents or the Program or in connection with series of Notes having features not contemplated or provided for at the inception of the Program and
(ii) any extraordinary cost or expense actually incurred by Law Debenture that was not reasonably anticipated by Law Debenture or which was not reasonably avoidable; provided that Law Debenture will give Hartford Life prompt notice of any such extraordinary cost or expense.

         In the case of expenses approved in writing in advance pursuant to the definition of "Reasonable Costs and Expenses," Hartford Life agrees, from time to time, at the request of Law Debenture, to negotiate reasonably and in good faith reasonable modifications in such expenses that, owing to the nature of the transaction giving rise to such expenses, Law Debenture reasonably anticipates will be incurred by it.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indentures.

         2. FEES. Hartford Life hereby agrees to pay Law Debenture its Fees promptly after delivery of Law Debenture's invoice therefor. If there is a substantive change in the nature of Law Debenture's duties acceptable to the parties, the parties mutually agree to negotiate an equitable adjustment to Law Debenture's Fees and to reflect such adjustment in a revised EXHIBIT A.

         3. PARTIAL REFUND. If Law Debenture resigns or its appointment is revoked pursuant to any of the Program Documents under which Law Debenture has duties or obligations, Law Debenture will repay to Hartford Life such part of any annual Fee paid to it as may be agreed between Law Debenture and Hartford Life.

         4. PAYMENT OF OBLIGATIONS. If Law Debenture delivers written notice and evidence, reasonably satisfactory to Hartford Life, of any Obligation of Law Debenture, Hartford Life shall, upon receipt of such notice promptly pay such Obligation. Notice of any Obligation (including any invoices) should be sent to Hartford Life at its address set forth below, or at such other address as such party shall hereafter furnish in writing:

         If by overnight delivery:              If by U.S. Mail:

         Hartford Life Insurance Company        Hartford Life Insurance Company
         200 Hopmeadow Street                   P.O. Box 2999
         Simsbury, Connecticut 06089            Hartford, Connecticut 06104-2999

     Attn.: Institutional Investment Products    Attn.: Institutional Investment
     Telephone: (860) 843-9477                          Products
     Facsimile: (860) 843-5775

         Law Debenture will (i) from time to time execute all such instruments and other agreements in a form reasonably satisfactory to Law Debenture and take all such other actions as Hartford Life may reasonably request, to protect any interest of Hartford Life with respect to any Obligation or to enable Hartford Life to exercise or enforce any right, interest or remedy it may have with respect to any such Obligation, and (ii) release to Hartford Life any amount received from Hartford Life relating to any Obligation or any portion of any Obligation, immediately after any such amount relating to such Obligation, or any portion of any such Obligation, is otherwise received by Law Debenture from a party other than Hartford Life.

         Hartford Life and Law Debenture hereby agree that all payments due under this Agreement in respect of any Obligation shall be effected, and any responsibility of Hartford Life to pay such Obligation pursuant to this Agreement shall be discharged, by the payment by Hartford Life to the account of the person to whom such Obligation is owed.

         5. INDEMNIFICATION. Subject to Section 6 and 7, Hartford Life hereby agrees to indemnify, and to hold harmless, to the full extent permitted by law, Law Debenture, its officers, directors, successors, assigns, legal representatives, agents and servants who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding relating to or arising out of the acceptance or administration by Law Debenture of its trusts or agencies under the Program Documents or the performance  or  non-performance  by the  Indemnified  Person  of its  duties or fulfillment of its obligations under the Program Documents or any other agreement relating to the Program to which Law Debenture becomes a party, whether civil, criminal administrative or investigative, against losses, out-of-pocket costs and expenses (including, without limitation, interest and reasonable attorneys' fees and expenses), liabilities (including liabilities for penalties), judgments, damages and fines incurred by such party in connection with the defense or settlement of such action, suit or proceeding, except where any such claim for indemnification is or relates to any Excluded Amount or is caused by the Indemnified Person's negligence or willful misconduct.

         The indemnification provided for herein supersedes in all respects any indemnification provision contained in any other Program Document or any other agreement relating to the Program to which Law Debenture is or becomes a party.

         6. INDEMNIFICATION PROCEDURES. An Indemnified Person shall give prompt written notice to Hartford Life of any action, suit or proceeding commenced or threatened against the Indemnified Person. Failure to provide prompt notice shall exclude Hartford Life from its obligation to provide indemnity to the extent that its ability to defend any such action, suit or proceeding is impaired by such failure. In case any such action, suit or proceeding shall be brought involving an Indemnified Person, Hartford Life may, in its sole discretion, elect to assume the defense of the Indemnified Person, and if it so elects to assume such defense, Hartford Life shall, in consultation with such Indemnified Person, select counsel, reasonably acceptable to the Indemnified Person, to represent the Indemnified Person and pay the reasonable fees and expenses of such counsel; provided, that if Law Debenture is the Indemnified Person, such counsel shall be on its approved counsel list. In any such action, investigation or proceeding, the Indemnified Person shall have the right to retain its own counsel but Hartford Life shall not be obligated to pay the fees and disbursements of such counsel unless (i) Hartford Life and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such action, investigation or proceeding (including any impleaded parties) include both Hartford Life and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that Hartford Life shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons who are affiliated with Law Debenture.

         7. OTHER INDEMNIFICATION TERMS. Hartford Life shall be subrogated to any right of the Indemnified Person in respect of the matter as to which any indemnity was paid hereunder. The Indemnified Person may not settle any action, investigation or proceeding without the consent of Hartford Life, not to be unreasonably withheld.

..
         8. SURVIVAL. The obligations of Hartford Life, under this agreement shall survive the termination of each of the Program Documents.

         9. WAIVER. No waiver, modification or amendment of this agreement shall be valid unless executed in writing by the parties hereto.

         10. COUNTERPARTS. This agreement may be executed in counterparts (including by facsimile transmission), each of which when so executed and delivered shall be deemed an original, but all of such contracts shall together constitute one and the same document.

         11. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

         If the foregoing correctly sets forth the understanding and agreement between Hartford Life and Law Debenture please so indicate by signing in the space provided for below.

                                        Very truly yours,

                                        HARTFORD LIFE INSURANCE COMPANY

                                        By: /s/ KENNETH A. MCCULLUM
                                            -------------------------
                                            Name: KENNETH A. MCCULLUM
                                            Title: VICE PRESIDENT AND ACTUARY


AGREED:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, IN ITS
CAPACITY AS INDENTURE TRUSTEE FOR ONE OR MORE TRUSTS
UNDER THE PROGRAM

By: /s/ ADAM BERMAN
    ------------------
    Name:  ADAM BERMAN
    Title:  VICE PRESIDENT